EXHIBIT 10.21

THE SECURITIES ISSUABLE PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (1) REGISTRATION IN COMPLIANCE WITH SUCH ACT AND SUCH STATE LAWS OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

AGREEMENT TO ISSUE CAPITAL UNITS

TENNESSEE VALLEY AGRI-ENERGY, LLC

THIS AGREEMENT is made and entered into on August 1, 2007 by and between TENNESSEE VALLEY AGRI-ENERGY, LLC, a Delaware limited liability company (the “Company”), and NASH M. DAVIS, an independent contractor of the Company (“Davis”).

WHEREAS, Davis is the project coordinator for the Company in connection with its ethanol project, on an independent contractor basis;

WHEREAS, pursuant to board resolution adopted on April 17, 2006, the Company agreed to issue Davis 25,000 fully-paid and non-assessable capital units of the Company at financial closing of its ethanol project, as additional compensation to Davis for services rendered to the Company;

WHEREAS, the parties wish to confirm their agreement in writing;

NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

1.                                       Issuance of Units.

(a)                                  The Company agrees to issue Twenty-Five Thousand (25,000) capital units of the Company to Davis upon the closing by the Company on the debt and equity financing necessary to commence construction of the Company’s proposed ethanol production facility (“Financial Closing”).

(b)                                 Notwithstanding the above, the obligation of the Company to issue the capital units is conditioned upon Davis continually serving as the project coordinator for the Company in connection with its ethanol project through Financial Closing.  If Davis does not continually serve as the project coordinator through Financial Closing, this Agreement shall automatically terminate and the Company shall have no obligation to issue any capital units to Davis hereunder.

(c)                                Davis understands and agrees that the capital units that may be issued to Davis hereunder will constitute non-cash compensation to Davis, that the Company will not withhold from any payment to be made to Davis, any amounts of income tax withholding and other taxes due in connection with the receipt of capital units hereunder, and that Davis will be responsible for all income taxes, self-employment taxes and other taxes dues in connection with the receipt of capital units hereunder.

2.                                       Record Date.  The Company agrees that the capital units to be issued hereunder shall be and are deemed to be issued to Davis as of the close of business on the date on which Financial Closing occurs.

3.                                       Investment Representations.  Davis represents to the Company that she understands that the capital units to be issued hereunder will not be registered under applicable state or federal securities laws by reason of specific exemptions under the provisions of such laws, and that no federal or state agency has made any findings or determination as to the fairness of investment in, or any recommendation or endorsement of, the capital units.  Davis makes these representations in order that the Company and its managers may rely upon them in connection with the issuance of capital units to Davis hereunder.  Davis also represents and warrants to the Company and its managers as set forth in Exhibit A attached hereto.

4.                                       Covenants of Company.  The Company agrees that all of the capital units which may be issued to Davis pursuant to this Agreement will, upon issuance, be duly authorized and issued, fully paid and nonassessable capital units of the Company.

5.                                       Anti-dilution Adjustments.  The above provisions are subject to the following:

(a)                                  In case the Company shall at any time hereafter subdivide or combine its outstanding capital units, the number of capital units to be issued hereunder in effect immediately prior to the subdivision or combination shall forthwith be proportionately decreased, in the case of combination, or increased, in the case of subdivision.

(b)                                 If any merger, capital reorganization or reclassification of the outstanding capital interests of the Company, or consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets to another entity shall be effected in such a way that holders of the Company’s capital units shall be entitled to receive securities or assets with respect to or in exchange for their capital units (an “Exchange Event”), then, from and after such Exchange Event, Davis shall be entitled to be issued, upon the terms and conditions specified in this Agreement, an amount of such securities or assets to which a holder of the number of capital units to be issued hereunder at the time of such Exchange Event would have been entitled to receive upon such Exchange Event.  Appropriate provisions will be made with respect to the rights and interests of Davis hereunder to ensure that the provisions of this Agreement (including without limitation the provisions to adjust the number of units to be issued hereunder) will be applicable, as nearly as may be, in relation to any such securities or assets deliverable upon the issuance of units hereunder after an Exchange Event.  The Company will not effect any Exchange Event unless, prior to the consummation thereof, the successor or purchasing corporation (if other than the Company) with respect to such Exchange Event, assumes by written instrument executed and delivered to Davis at the address of Davis as shown on the books of the Company, the obligation to deliver to Davis such securities or assets as, in accordance with the foregoing provisions, Davis may be entitled to be issued hereunder.

(c)                                  Upon any adjustment in accordance with this Section 5, then and in each such case, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to Davis at her address as shown on the books of the Company, which notice shall state the adjustment and the increase or decrease, if any, in the number of capital units to be issued hereunder, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

6.                                       No Voting Rights.  This Agreement shall not entitle Davis to any voting rights or other rights as a unit holder of the Company prior to the issuance of capital units hereunder.

7.                                       Transfer of Option or Resale.  Davis acknowledges (a) that neither this Agreement nor any of the securities obtainable under it have been registered under the Securities Act of 1933, as amended, or any state securities statutes, and (b) that neither this Agreement nor any securities obtained under it may be transferred without such registration or an opinion of legal counsel acceptable to the Company that such transfer may be made without registration.

8.                                       Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.  Davis may assign its rights under this Agreement only upon the written consent of the Company, which consent shall not be unreasonably withheld.

9.                                       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, Nash M. Davis and Tennessee Valley Agri-Energy, LLC have caused this Agreement to be executed as of August 1, 2007.

TENNESSEE VALLEY AGRI-ENERGY, LLC

/s/ Dennis L. Bragg
Dennis L. Bragg,
Manager and Vice President

NASH M. DAVIS

/s/ Nash M. Davis
Nash M. Davis,
Independent Contractor

EXHIBIT A

(To be signed by Nash M. Davis)

Certain Additional Representations of Nash M. Davis.  In connection with, and in consideration of, the Agreement and the issuance of the capital units to the undersigned, the undersigned hereby represents and warrants to the Company and its managers that the undersigned:

•                  realizes that the capital units represent a speculative investment involving a high degree of risk;

•                  realizes that there will be no market for the capital units, that there are significant restrictions on the transferability of the capital units, and the undersigned may not be able to liquidate an investment in the capital units for an indefinite period;

•                  has obtained, to the extent deemed necessary, professional advice with respect to the risks inherent in an investment in the capital units; and

•                  is acquiring the capital units for the undersigned’s own account and for long term investment and without the intention of reselling or redistributing the capital units, that the undersigned has made no agreement with others regarding any of the capital units, and that the undersigned’s financial condition is such that it is not likely that it will be necessary for the undersigned to dispose of any of the capital units in the foreseeable future.

State of Residence.  The undersigned is a resident of the State of Tennessee.

Dated: August 1, 2007	Nash M. Davis
Nash M. Davis